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                                                                    Exhibit 10.6
                           APROPOS TECHNOLOGY, INC.
                     EMPLOYEE STOCK PURCHASE PLAN OF 2000


          1.  Purpose. Apropos Technology, Inc., an Illinois corporation (the
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"Company"), hereby adopts the Apropos Technology, Inc. Employee Stock Purchase
Plan of 2000 (the "Plan"). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase Common Shares of the Company at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's shareholders.

          2.  Shares Subject to Plan.  An aggregate of 1,000,000 Common Shares
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(the "Shares") may be sold pursuant to the Plan.  Such Shares may be authorized but unissued Common Shares, treasury shares or Common Shares purchased in the open market. If there is any change in the outstanding shares of Common Shares by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

          3.  Administration.  The Plan shall be administered by a committee
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(the "Committee") which shall be the Compensation Committee of the Board of
Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation (S) 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

          4.  Eligibility.  All regular employees of the Company, and of each
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qualified subsidiary of the Company which may be so designated by the Committee, other than, in the discretion of the Committee:

          (a) employees whose customary employment is 20 hours or less per week;

          (b) employees whose customary employment is for not more than 5 months per year; and
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          (c)  employees who have not been employed for at least one year as of any Enrollment Date (as defined in paragraph 5);

shall be eligible to participate in the Plan. For the purposes of this Plan, the term "employee" means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but shall exclude (a) any independent contractor; (b) any consultant, (c) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary; (d) any individual performing services for the Company or a qualified subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a qualified subsidiary enters into for services; (e) any "leased employee" as defined in Section 414(n) of the Internal Revenue Code; and (f) any individual whose terms and conditions of employment are governed by a collective bargaining agreement resulting from good faith collective bargaining where benefits of the type being offered under the Plan were the subject of such bargaining, unless such agreement specifies that such individuals are eligible for the Plan. The term "qualified subsidiary" means any corporation or other entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned by the Company or by one or more subsidiaries or by the Company and one or more subsidiary which is designated for participation by the Committee.

          5.  Participation.  An eligible employee may elect to participate in
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the Plan as of any "Enrollment Date".  Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the Secretary of the Company prior to such Enrollment
Date, authorizing payroll deductions in an amount not exceeding 10% of the employee's gross pay for the payroll period to which the deduction applies. A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization form to the Secretary of the Company; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions exceeding 10% of the employee's gross pay. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date. For purposes of this Plan, the term "gross pay" means the gross amount of pay an employee would receive at each regular pay period date before any deduction for required federal or state withholding and any other amounts which may be withheld.

          6.  Payroll Deduction Accounts.  The Company shall establish a
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"Payroll Deduction Account" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

          7.  Withdrawals.  An employee may withdraw from an Offering Period at
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any time by completing and forwarding a written notice to the Secretary of the
Company. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again

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be eligible to participate in the Plan until the next Enrollment Date. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof.

          8.  Offering Periods.  The first Offering Period hereunder shall
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commence on the consummation of the Company's initial public offering and shall continue until April 1, 2001, Thereafter, the Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first trading day on or after April 1 and October 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter to the last trading day of the respective six-month period or until terminated in accordance
with paragraph 17 hereof.   "Trading day" shall mean a day on which the Nasdaq
National Market System is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the "Share Purchase Dates") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares

          (a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

          (b) which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

          9.  Purchase of Shares.
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          (a)  Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall have the right to purchase as many whole Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the payroll date coinciding with or immediately preceding the last Wednesday of the month (or such other date as the Committee shall determine) in which occurs the applicable Share Purchase Date (the "Cutoff Date"). Fractional shares may not be purchased under the Plan. Any amount remaining in the Payroll Deduction Account of a participant after the Share Purchase Date shall be retained

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in the account for the purchase of additional Shares in subsequent Offering
Periods. Employees may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.

          (b) The "Purchase Price" for Shares purchased under the Plan shall be not less than the lesser of an amount equal to 85% of the closing price of Common Shares (i) at the beginning of the Offering Period or (ii) on the Share Purchase Date. For these purposes, the closing price shall be as reported on the NASDAQ National Market System list as reported in the Wall Street Journal,
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Midwest Edition.  The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

          (c) On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Shares as may be purchased with such amount at the applicable Purchase Price. Any amount remaining in an employee's Payroll Deduction Account as of the relevant Share Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth in paragraph 8 hereof shall be refunded to the employee as soon as practicable.

          10.  Brokerage Accounts or Plan Share Accounts.  By enrolling in the
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Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with a member of the employee's family, without right of survivorship.

          11.  Rights as Shareholder.  An employee shall have no rights as a
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shareholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date.

          12.  Certificates.  Certificates for Shares purchased under the Plan
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will not be issued automatically.  However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee's written request. The Company may make a reasonable charge for the issuance of such certificates.

          13.  Termination of Employment.  If a participating employee's
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employment is terminated for any reason, including death, if an employee is granted a leave of absence of more

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than 90 days duration or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee's Payroll Deduction Account shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof. Any amount remaining in the Payroll Deduction Account after the final Share Purchase Date shall be refunded to the employee as soon as practicable.

          14.  Rights Not Transferable.  Rights granted under this Plan are not
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transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

          15.  Employment Rights.  Neither participation in the Plan, nor the
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exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary.

          16.  Application of Funds.  All funds received by the Company for
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Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

          17.  Amendments and Termination.  The Board of Directors may amend the
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Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of shareholders holding Common Shares entitled to a majority of the votes represented by all outstanding Common Shares entitled to vote if such shareholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation (S) 240.16b-3 and Section 423 of the Internal Revenue Code. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

          18.  Applicable Laws.  This Plan, and all rights granted hereunder,
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are intended to meet the requirements of an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

          19.  Expenses.  Except to the extent provided in paragraph 12, all
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expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.

          20.  Shareholder Approval.  The Plan was adopted by the Board of
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Directors on January 20, 2000, subject to shareholder approval.  The Plan and any action taken hereunder

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shall be null and void if shareholder approval is not obtained at or before the next annual meeting of shareholders.

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